Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Julie Lorigan Senior Vice President, Investor and Media Relations (781) 741-7775

Stacy Berns/Melissa Jaffin – Investor/Media Relations Berns Communications Group (212) 994-4660

TALBOTS REPORTS THIRD QUARTER 2008 RESULTS

Mizuho Corporate Bank Ltd and Sumitomo Mitsui Banking Corporation Agree
to Provide Committed Working Capital Lines

Hingham, MA, November 25, 2008 -- The Talbots, Inc. (NYSE:TLB) today announced results for the third quarter ended November 1, 2008.  In addition, the Company announced it has secured agreements from Mizuho Corporate Bank, Ltd and Sumitomo Mitsui Banking Corporation to convert their existing uncommitted working capital lines to committed working capital lines.

Third quarter net loss from continuing operations was $14.8 million or $0.28 per diluted share compared to last year’s net loss of $0.9 million or $0.02 per share on a comparable basis.  The Company results from continuing operations include its core Talbots Misses, Petites, Womans, Collection, and Accessories & Shoes concepts.

Trudy F. Sullivan, President and Chief Executive Officer of The Talbots Inc., commented, “Our third quarter results reflect the impact of the deteriorating macro-economic conditions that started in mid-September. While we have had positive customer response to our reinvigorated Talbots brand merchandise and marketing efforts, this was not enough to offset a steep decline in consumer traffic and spending that we and most others across our entire industry have experienced.”

“In the near-term, we continue to tightly control our inventory and significantly cutback discretionary spending, both of which drive further improvements in working capital as we focus on enhancing our cash flow to best manage the business.”

The Company has also announced that with the help of Aeon, its majority shareholder, it has been in negotiations to convert its uncommitted working capital lines to committed working capital lines. After a review of Talbots strategic plan, including the decision to sell the J. Jill brand, Mizuho Corporate Bank, Ltd and Sumitomo Mitsui Banking Corporation have agreed to convert their existing uncommitted $75 million and $50 million working capital lines of credit facility to committed lines, respectively, subject to the completion of due diligence and applicable loan documentation. Similar discussions are currently underway with the other lender banks, who have indicated their support of this direction.

Ms. Sullivan commented, “This is a great step forward for Talbots as it serves to stabilize our liquidity during these most difficult and uncertain times, enabling us to focus on implementing the key strategic initiatives that will drive improved performance of our business.”

Third Quarter Highlights

▪	Continued emphasis on inventory management results in total inventory down 23% at end of third quarter.

▪	Improved merchandise operating gross margin of approximately 100 basis points over last year.

▪	Completed the closing of non-core Talbots Kids/Mens/U.K. businesses.

▪
Gained positive momentum with each new monthly merchandise delivery throughout the quarter as measured by improving sell through performance. This trend continues into November, particularly with regards to the gift giving assortment.

▪	Positive consumer response to innovative marketing initiatives during the quarter resulted in healthy reactivation of lapsed customers.

▪	Company to exclusively focus on core Talbots brand business and pursue sale of J. Jill brand – retains Moelis & Company as financial advisor.

Sales Results

Total sales from continuing operations for the thirteen weeks ended November 1, 2008 were $357 million, versus last year’s sales of $414 million.  Retail store sales were $303 million compared to $345 million last year.

Comparable store sales declined 13.9% for the thirteen-week period.

Direct marketing sales for the thirteen-week period were $54 million, including catalog and Internet, compared to $69 million last year. This year-over-year decline was primarily due to a change in catalog circulation strategy. Specifically, the Company shifted the mailing of its key holiday/gift catalog into November this year versus October last year, which is expected to benefit fourth quarter direct sales.

PRELIMINARY RESULTS FROM DISCONTINUED OPERATIONS

Preliminary third quarter loss from discontinued operations was $152.4 million or $2.85 per diluted share, compared to last year’s loss of $8.5 million, or  $0.16 per share on a comparable basis. (See Attached Exhibit I).

During the third quarter the Company completed the closing of its Talbots Kids, Mens and UK operations and it made the decision to sell its J. Jill brand.  As a result, all of these businesses have been reclassified to discontinued operations for the quarter and all prior periods.

In connection with the decision to pursue the sale of the J. Jill brand business, the Company is in the process of valuing J. Jill’s assets and liabilities and has recorded a preliminary non-cash impairment charge related to the write-down of the J. Jill tangible and intangible assets of approximately $138 million after tax or approximately $2.57 per share. The assets and liabilities are stated at fair value and are included in the balance sheet as assets and liabilities held for sale.

OUTLOOK FOR CONTINUING OPERATIONS

Ms. Sullivan continued, “We expect the environment to remain difficult and volatile for the balance of this year.  Therefore, we do not feel it is appropriate to comment on our outlook for fourth quarter and full year 2008 results until we are further into the period.”

“We just completed our first quarter delivering merchandise and creative under the leadership of our new design, product and marketing teams. And we have further sharpened our focus on our core business with our recent decision to pursue the sale of J. Jill. We are making solid steady progress in executing our strategic three-year turnaround plan and remain confident in the steps we are taking to position our Company for near and long term improvement and profitable growth,” concluded Ms. Sullivan.

Additional Disclosures

The Talbots, Inc. is in compliance with the covenants of its acquisition term loan agreement for third quarter fiscal 2008.

Talbots announced its plans to pursue the sale of the J. Jill brand on November 6, 2008. This will enable the Company to focus management resources and capital exclusively on its core Talbots business, which it believes is the right strategic decision to drive long-term increased shareholder value.

The Company does not intend to update its progress or disclose developments with respect to the sale of the J. Jill brand unless or until a definitive transaction is entered into.

Conference Call Details

As previously announced, Talbots will host a conference call today, November 25, 2008 at 10:00 a.m. local time to discuss third quarter 2008 results. To listen to the live call, please dial 866-336-2423, passcode “TLB” or log on to www.thetalbotsinc.com/ir/ir.asp. The call will be archived on its web site www.thetalbotsinc.com for a period of twelve months.  In addition, an audio replay of the call will be available shortly after its conclusion and archived until November 28, 2008.  This call may be accessed by dialing (800) 642-1687; passcode 74610685.

The Talbots, Inc. is a leading specialty retailer and direct marketer of women’s apparel, shoes and accessories. The Company currently operates stores in 878 locations in 47 states, the District of Columbia, and Canada, with 595 locations under the Talbots brand name and 283 locations under the J. Jill brand name. Both brands target the age 35 plus customer population. Talbots brand on-line shopping site is located at www.talbots.com and the J. Jill brand on-line shopping site is located at www.jjill.com.

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The foregoing contains forward-looking information within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as "expect," "achieve," "plan," "look," "believe," "anticipate," "outlook," "will," "would," "should," "guidance," or similar statements or variations of such terms. All of the information concerning our financial outlook (including future profitability, future comparable stores sales, future earnings and other future financial performance or operating measures), future credit facilities, future merchandise purchases, future cash needs, and other future financial performance or financial position constitutes forward-looking information.

Our forward-looking statements are based on a series of expectations, assumptions, estimates and projections about our Company,  are not guarantees of future results or performance and involve substantial risks and uncertainty, including assumptions and projections concerning our internal plan including our budget for regular-price and markdown selling and operating cash flow for forward periods. All of our forward-looking statements are as of the date of this release only. The Company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially from our forward-looking statements. The Company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized.

Any public statements or disclosures by us following this release which modify or impact any of the forward-looking statements contained in or accompanying this release will be deemed to modify or supersede such statements in or accompanying this release.

Our forward-looking statements involve substantial known and unknown risks and uncertainties as to future events which may or may not occur, including the following risks:  the Company’s decision concerning and the risks and uncertainties associated with the decision to pursue a sale or disposition of the J. Jill brand business including the timing, consideration which may be received or other terms of any such sale or distribution;  the impact of the continued significant deterioration in the U.S. economic environment, including continued negative impact on consumer discretionary spending, the disruption and significant tightening in the U.S. credit and lending markets, recessionary pressures, increasing unemployment and fluctuations in energy prices and in the value of the U.S. dollar; significant impact of global financial crisis in the retail/consumer industry including bankruptcies and governmental actions; the success and customer acceptance of our new merchandise offerings including our winter and other seasonal fashions and merchandise offerings; our ability to accurately estimate and forecast future regular-price and markdown selling and operating cash flow; achieving the Company's sales plan for the balance of the year, achieving the Company's operating cash flow plan for the year; successfully executing the Company's strategic initiatives, including supply chain initiatives, anticipated lower inventory levels, expected operating expense and other cost reductions, the success of the new promotional cadence for the Talbots brand, reduced markdown exposure and improved gross margins, the successful closing of underperforming stores; continued ability to purchase merchandise on open account purchase terms at expected levels; obtaining letter of credit facilities for merchandise purchases from vendors who require such facilities; the Company's credit facilities and its ability to have access on satisfactory terms to adequate credit and sources of liquidity necessary to fund its operations and to obtain any necessary increases in its credit facilities as may be needed from time to time; the satisfactory completion of due diligence and loan documentation for conversion of the Mizuho Corporate Bank and Sumitomo Mitsui Banking Corporation working capital facilities to committed facilities; the Company's ability to reduce spending as needed; and the Company's ability to continue to satisfy its financial covenants under its existing debt agreements. In each case, actual results may differ materially from such forward-looking information.

Certain other factors that may cause actual results to differ from such forward-looking statements are included in the Company's periodic reports filed with the Securities and Exchange Commission and available on the Talbots website at www.thetalbotsinc.com under "Investor Relations" and you are urged to carefully consider all such factors.

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(tables to follow)

THE TALBOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THIRTEEN AND THIRTY-NINE WEEKS ENDED NOVEMBER 1, 2008 AND NOVEMBER 3, 2007
Amounts in thousands except per share data

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	November 1,	November 3,	November 1,	November 3,
	2008	2007	2008	2007

Net Sales	$357,275	$413,972	$1,167,258	$1,280,434

Costs and Expenses
Cost of sales, buying and occupancy	244,504	266,535	769,717	842,778
Selling, general and administrative	127,318	138,550	382,444	394,507
Restructuring charges	1,505	-	10,148	-
Impairment of store assets	2,223	1,917	2,576	1,917

Operating (Loss) Income	(18,275)	6,970	2,373	41,232

Interest
Interest expense	4,965	9,025	15,506	27,068
Interest income	61	303	246	1,088

Interest Expense - net	4,904	8,722	15,260	25,980

(Loss) Income Before Taxes	(23,179)	(1,752)	(12,887)	15,252

Income Tax Expense (Benefit)	(8,416)	(859)	(4,679)	4,887

(Loss) Income from Continuing Operations	(14,763)	(893)	(8,208)	10,365

(Loss) Income from Discontinued Operations, net of taxes	(152,408)	(8,494)	(182,330)	(27,828)

Net Loss	$(167,171)	$(9,387)	$(190,538)	$(17,463)

Net Loss Per Share:

Basic (loss) income per share from continuing operations	$(0.28)	$(0.02)	$(0.15)	$0.20
Basic loss per share from discontinued operations	(2.85)	(0.16)	(3.41)	(0.53)
Basic loss per share	$(3.13)	$(0.18)	$(3.56)	$(0.33)

Diluted (loss) income per share from continuing operations	$(0.28)	$(0.02)	$(0.15)	$0.20
Diluted loss per share from discontinued operations	(2.85)	(0.16)	(3.41)	(0.53)
Diluted loss per share	$(3.13)	$(0.18)	$(3.56)	$(0.33)

Weighted Average Number of Shares of
Common Stock Outstanding:

Basic	53,489	53,032	53,411	52,980

Diluted	53,489	53,032	53,411	52,980

Cash Dividends Paid Per Share	$0.13	$0.13	$0.39	$0.39

Note: Amounts are preliminary and subject to change pending final allocation of fair value of the J. Jill business.

THE TALBOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
NOVEMBER 1, 2008, FEBRUARY 2, 2008, AND NOVEMBER 3, 2007
Amounts in thousands

	November 1,	February 2,	November 3,
	2008	2008	2007

Cash and cash equivalents	$21,841	$25,476	$32,085
Customer accounts receivable - net	206,772	210,853	225,130
Merchandise inventories	226,343	262,603	294,266
Other current assets	110,521	68,897	66,546
Assets held for sale - current	262,683	84,018	105,748
Total current assets	828,160	651,847	723,775

Property and equipment - net	288,783	329,360	340,467
Goodwill	35,513	35,513	35,513
Trademarks	75,884	75,884	75,884
Deferred income taxes	52,249	-	-
Other assets	22,680	30,545	30,826
Assets held for sale - non-current	-	379,830	535,849

TOTAL ASSETS	$1,303,269	$1,502,979	$1,742,314

Accounts payable	$144,222	$143,611	$98,570
Accrued income taxes	-	4,829	5,576
Accrued liabilities	132,445	151,476	135,978
Notes payable to banks	106,500	-	107,200
Current portion of long-term debt	108,000	80,000	80,000
Liabilities held for sale - current	103,612	63,128	54,530
Total current liabilities	594,779	443,044	481,854

Long-term debt less current portion	212,000	300,000	320,000
Deferred rent under lease commitments	118,838	116,897	118,638
Deferred income taxes	-	5,646	13,311
Other liabilities	136,891	144,672	160,700
Liabilities held for sale - non-current	-	37,941	34,533
Stockholders' equity	240,761	454,779	613,278

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,303,269	$1,502,979	$1,742,314

Note: Amounts are preliminary and subject to change pending final allocation of fair value of the J. Jill business.

THE TALBOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE THIRTY-NINE WEEKS ENDED NOVEMBER 1, 2008 AND NOVEMBER 3, 2007
Amounts in thousands

	Thirty-Nine Weeks Ended
	November 1,	November 3,
	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(190,538)	$(17,463)
Loss from discontinued operations, net of tax	(182,330)	(27,828)
Net (loss) income from continuing operations	(8,208)	10,365
Depreciation and amortization	63,816	65,981
Impairment of store assets	2,223	1,917
Deferred and other items	(76,067)	(3,222)
Changes in:
Customer accounts receivable	3,733	(20,281)
Merchandise inventories	21,393	15,233
Accounts payable	(971)	(5,610)
Accrued income taxes	(3,445)	3,682
All other working capital	(46,988)	15,201
	(44,514)	83,266

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property and equipment	(32,258)	(42,804)
Proceeds from disposal of property and equipment	2,555	-
	(29,703)	(42,804)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from working capital notes payable, net	106,500	62,200
Payments on long-term borrowings	(60,000)	(60,000)
Proceeds from options exercised	887	1,481
Excess tax benefit from options exercised	122	345
Payment of debt issuance costs	(827)	-
Cash dividends	(21,562)	(21,252)
Purchase of treasury stock	(1,467)	(520)
	23,653	(17,746)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(249)	1,272

CASH FLOWS FROM DISCONTINUED OPERATIONS:
Operating activities	66,149	(5,705)
Investing activities	(18,541)	(21,818)
Financing activities	(374)	(349)
Effect of exchange rate changes on cash	(61)	46
	47,173	(27,826)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(3,640)	(3,838)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	24,280	32,348
DECREASE IN CASH AND CASH EQUIVALENTS OF DISCONTINUED
OPERATIONS	1,201	2,877
CASH AND CASH EQUIVALENTS, END OF PERIOD	$21,841	$31,387

Note: Amounts are preliminary and subject to change pending final allocation of fair value of the J. Jill business.

EXHIBIT I

THE TALBOTS, INC. AND SUBSIDIARIES
DISCONTINUED OPERATIONS (UNAUDITED)
FOR THE THIRTEEN AND THIRTY-NINE WEEKS ENDED NOVEMBER 1, 2008 AND NOVEMBER 3, 2007
Amounts in thousands

	Q3 2008: Thirteen Weeks Ended November 1, 2008				Q3 2007: Thirteen Weeks Ended November 3, 2007
	Kids, Mens, and U.K.	J Jill excluding impairment charge	J Jill impairment charge	Total	Kids, Mens, and U.K.	J Jill excluding impairment charge	J Jill impairment charge	Total
Loss Before Income Taxes	(6,708)	(18,615)	(180,843)	(206,166)	(3,047)	(12,339)	-	(15,386)
Income Tax Benefit	(2,817)	(7,818)	(43,122)	(53,758)	(1,364)	(5,528)	-	(6,892)
Net Loss	(3,891)	(10,797)	(137,721)	(152,408)	(1,683)	(6,811)	-	(8,494)

	YTD Q3 2008: Thirty-Nine Weeks Ended November 1, 2008				YTD Q3 2007: Thirty-Nine Weeks Ended November 3, 2007
	Kids, Mens, and U.K.	J Jill excluding impairment charge	J Jill impairment charge	Total	Kids, Mens, and U.K.	J Jill excluding impairment charge	J Jill impairment charge	Total
Loss Before Income Taxes	(22,960)	(50,718)	(180,843)	(254,521)	(12,919)	(31,891)	-	(44,810)
Income Tax Benefit	(9,391)	(19,678)	(43,122)	(72,191)	(4,896)	(12,086)	-	(16,982)
Net Loss	(13,569)	(31,040)	(137,721)	(182,330)	(8,023)	(19,805)	-	(27,828)